UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2019

REGEN BIOPHARMA, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	45-5192997
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Commission File No. 333-191725

4700 Spring Street, St 304, La Mesa, California 91942

(Address of Principal Executive Offices)

(619) 702 1404

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01.  Regulation FD Disclosure.

On October 2, 2018 Regen BioPharma, Inc., a Nevada corporation (the “Company”) received a letter from the staff at the Division of Enforcement of the Securities and Exchange Commission indicating that the staff at the Division of Enforcement has commenced an investigation into whether the Company timely filed its Form 8-K on March 31, 2017 and whether the Form 8-K was substantively deficient.

On March 13, 2019 the Company received a letter from the staff at the Division of Enforcement of the Securities and Exchange Commission stating that the staff at the Division of Enforcement of the Securities and Exchange Commission do not intend to recommend an enforcement action by the Securities and Exchange Commission against the Company.

Item 8.01.  Other Events

On October 2, 2018 Regen BioPharma, Inc., a Nevada corporation (the “Company”) received a letter from the staff at the Division of Enforcement of the Securities and Exchange Commission indicating that the staff at the Division of Enforcement has commenced an investigation into whether the Company timely filed its Form 8-K on March 31, 2017 and whether the Form 8-K was substantively deficient.

On March 13, 2019 the Company received a letter from the staff at the Division of Enforcement of the Securities and Exchange Commission stating that the staff at the Division of Enforcement of the Securities and Exchange Commission do not intend to recommend an enforcement action by the Securities and Exchange Commission against the Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGEN BIOPHARMA, INC.

Dated: March 14, 2019	By: /s/ David Koos
David Koos
Chief Executive Officer

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